EXHIBIT 10.7

Third Amendment to Lease

This Third Amendment to Lease is made and entered into this 18 day of December, 2009, by and between Mick Vorbeck (referred to herein as the “Landlord”), and Vertro, Inc., a Delaware corporation, as successor to FindWhat.com Corporation, a Nevada corporation (referred to herein as the “Tenant”).

Preliminary Statement

On January 31, 2002, Landlord predecessor’s in title, Alanda, Ltd. (referred to herein as “Alanda”), as Landlord, and Tenant entered into a Lease (the “Lease”) for 32,820 rentable sq. ft. of space located on the 3rd, 4th and 5th floors of the Office Building known as Colonial Bank Plaza at Summerlin Center Professional Park, in Ft. Myers, Florida, located on real property legally described as Lots 3 and 4 of Summerlin Commons, according to the Plat thereof, as recorded in Plat Book 70, Page 81, of the Public Records of Lee County, Florida (the “Property”).  Also on January 31, 2002, Alanda and Tenant, amended the Lease by Addendum to Lease (the “First Addendum”).

On December 3, 2002, Alanda and Tenant, amended the Lease by a Second Addendum to Lease (the “Second Addendum”).

Alanda conveyed the Property to Landlord by that certain Deed recorded July 30, 2003 in O.R. Book 4009, Page 1023, of the Public Records of Lee County, Florida.

On February 4, 2005, Landlord and Tenant amended the Lease by an Amendment of Lease (the “First Amendment”). The First Amendment expanded the Premises to include an additional 3,576 rentable square feet on the 1st floor of the Office Building and an additional 5,655 rentable square feet on the 2nd floor of the Office Building for a total of 9,251 additional rentable square feet.

On or about June 21, 2007, Landlord and Tenant further amended the Lease by a Second Amendment to Lease (the “Second Amendment”).  The Second Amendment provides for Landlord’s consent to the sublease of a portion of the Premises to Accudata  Holdings, Inc., a Delaware corporation (“Accudata”), consisting of 3,576 rentable square feet on the 1st floor of the Office Building, 5,655 rentable square feet on the 2nd floor of the Office Building and 10,940 rentable square feet on the 3rd floor of the Office Building for a total of 20,171 rentable square feet (the “Subleased Premises”).

Tenant has requested that Landlord release Tenant from any obligations relating to the Subleased Premises.

Contemporaneously herewith, Landlord and Accudata are entering into a separate lease for a portion of the 2nd floor and the 3rd floor (the “Accudata Lease”).

Landlord and Tenant have agreed to make certain further modifications to the Lease, effective as of December 1, 2009, as follows:

1.	Preliminary Statement. The Preliminary Statement is true and correct and, by this reference, is incorporated into and made a part of this Third Amendment.

2.	Definitions. All terms shall have the meanings given to them in the Lease, unless otherwise defined herein. All references to the Lease shall mean the Lease as previously amended.

3.	Premises. The parties agree that the Premises shall mean the 4th and 5th floors of the Office Building.

4.	Size of Premises. The parties agree that the Premises, as constructed, shall consist of 21,981 rentable square feet.

5.
Rent.  Effective December 1, 2009, Tenant shall be obligated to pay Annual Base Rent in the amount of $371,698.72, at a rate of $16.91 per square foot, payable in equal monthly installments of $ 30,974.89, together with sales tax thereon, in accordance with the provisions set forth in Section 4.1 of the Lease and which shall also be subject to Annual Rent Increases, as set forth in Section 4.2 of the Lease.

6.
Tenant Estimated Pro Rata Share.  Effective December 1, 2009, Tenant’s Pro Rata Share shall be 21,981 sq. ft./51,653 sq. ft. (i.e. 42.60%). For the calendar year 2009, Tenant’s Estimated Pro Rata Share of the Common Area Expense is estimated to be $11,082.08 per month or $6.05 per square foot and shall be subject to annual adjustment in accordance with Section 4.3.1.

7.
Rights and Obligations.  Tenant hereby relinquishes any and all rights that it may have, under the terms of the Lease, to the portions of the Premises located on the 1st, 2nd and 3rd floors of the Office Building.  Further, Tenant is hereby relieved of any and all of its obligations, under the terms of the Lease, relating to the portions of the Premises located on the 1st 2nd and 3rd floors of the Office Building,

8.
Security Deposit. Tenant shall deliver directly to Landlord Accudata’s security deposit, in the amount of $48,000.00 (the “Accudata Deposit”), which was delivered to Tenant under the terms of a separate Sublease between Tenant and Accudata.

9.	Signage Rights. Tenant hereby relinquishes any and all rights that it may have under the terms of the Lease relating to the placement of signage on the exterior of the Office Building.

10.	Parking. Section 10 of the Second Addendum of the Lease, as amended by Section 4(b) of the Second Amendment to the Lease, is hereby amended and restated in its entirety to read, as follows:

Landlord shall provide the additional overflow parking to accommodate at least 145 vehicles through the remaining term of the Lease on a site within Summmerlin Commons, as contemplated by the last sentence of Section 10 of the Second Addendum of Lease, for an additional Fifty Thousand and No/100 ($50,000.00) Dollars per year.  Commencing December 1, 2009: (i) Tenant shall pay directly to Landlord the amount of Twenty Five Thousand and No/100 ($25,000.00) Dollars per year in equal monthly installments of Two Thousand Eighty Three and 34/100 ($2,083.34) Dollars, each, together with applicable sales tax thereon; and (ii) Accudata shall pay directly to Landlord the amount of Twenty Five Thousand and No/100 ($25,000.00) Dollars per year in equal monthly installments of Two Thousand Eighty Three and 34/100 ($2,083.34) Dollars, each, together with applicable sales tax thereon.  In the event that Accudata does not timely pay Landlord for its share of the overflow parking, Tenant shall, upon demand by Landlord, pay directly to Landlord for Accudat’s unpaid overflow parking costs. Further, real estate taxes, insurance and any maintenance costs relating to the overflow parking area shall be part of the Common Area Maintenance Expenses.

11.
Counterparts. This Lease may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, all of which shall be deemed to be an original and one and the same instrument.

12.
Ratification. All other terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect, except to the extent amended hereby.  Each party represents and warrants to the other party that it is aware of no default by the other party under the terms of the Lease as of the date hereof.  In the event on any inconsistency between the terms of this Second Amendment and the terms of the Lease, the terms of this Second Amendment shall control.

Signed, sealed and delivered
in the presence of:

WITNESSES:	Landlord:

By:
Mick Vorbeck

WITNESSES:	Tenant:
Vertro, Inc., formerly known as FindWhat.com corporation

By:
Name:
Title: